UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 23, 2017

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RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-12209	34-1312571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton, Suite 1200 Ft. Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (817) 870-2601

(Former name or former address, if changed since last report):  Not applicable

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Results of Operations and Financial Condition

This Amendment No.1 is being filed to replace the cash flow from operating activities table furnished with the Current Report on Form 8-K (File No. 001-12209) filed by Range Resources Corporation (“Range’) on February 23, 2017 (“Initial 8-K’). Range furnished a press release announcing its financial and operating results for the quarter and the year ended December 31, 2016 as Exhibit 99.1 to the Initial 8-K.  The revised table adds a clarification footnote to fourth quarter 2016 net loss and deferred tax benefit.  The clarification footnote describes the statement of operations impact of retrospectively adopting Accounting Standards 2016-09 in fourth quarter 2016.  The year ended December 31, 2016 amounts were not affected.  The revised table is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this current report on Form 8-K/A, including Exhibit 99.1 is “furnished”, not “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, before or after this date and regardless of any general incorporation language in the filing, unless explicitly incorporated by reference in such filing.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits:

99.1 Revised table for cash flow from operating activities table to Range’s press release dated February 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ Roger S. Manny
Roger S. Manny
Chief Financial Officer

Date: February 23, 2017

EXHIBIT INDEX

Exhibit Number	Description

99.1	Revised press release table for Range’s press release dated February 22, 2017